CenturyLink reports first quarter 2018 results

First Quarter 2018 Highlights

•	Reiterated adjusted EBITDA and free cash flow outlook for full year 2018

•	Achieved net income of $115 million

•
Generated adjusted EBITDA[1] of $2.18 billion, excluding integration-related expenses and special items of $107 million. Adjusted EBITDA margin, excluding such items, increased to 36.7% from 36.0% in pro forma first quarter 2017

•	Achieved annualized run-rate adjusted EBITDA synergies of $215 million since the acquisition of Level 3

•	Generated cash flow from operating activities of $1.67 billion

•	Grew free cash flow[1] to $941 million, excluding cash paid for integration-related expenses and special items of $79 million, from $471 million in pro forma first quarter 2017

MONROE, La., May 9, 2018 — CenturyLink, Inc. (NYSE: CTL) today reported results for first quarter ended March 31, 2018.
“CenturyLink achieved solid results for first quarter 2018, the first full quarter of operations following the acquisition of Level 3,” said Glen F. Post, III, CenturyLink chief executive officer. “Now positioned as one of the world's leading network providers, we believe we have significant opportunities to grow our business and drive long-term shareholder value,” Post concluded.
Total revenues were $5.95 billion for first quarter 2018, compared to $4.21 billion for first quarter 2017.
Diluted earnings per share was $0.11 for first quarter 2018, compared to diluted earnings per share of $0.30 for first quarter 2017. Diluted earnings per share excluding $147 million of after-tax integration-related expenses and special items was $0.25.
“We are focused on our sales force integration and driving profitable revenue growth while improving our customer experience,” said Jeff Storey, CenturyLink president and chief operating officer. “Our integration efforts to date are leading to the synergies we expected and helping us move toward sustainable improved profitability and cash flow generation.”

Financial Results

Metric	As Reported	Pro Forma [2]
($ in millions, except per share data)	First Quarter	First Quarter
	2018	2017
Business revenues	$4,383	4,429
Consumer revenues	1,379	1,447
Regulatory revenues [3]	183	174
Total revenues	$5,945	6,050
Cost of products and services	2,803	2,880
Selling, general & administrative expenses	1,109	1,174
Share-based compensation expenses	41	69
Adjusted EBITDA [1]	2,074	2,140
Adjusted EBITDA, excluding integration-related expenses & special items[1,4]	2,181	2,181
Adjusted EBITDA margin [1]	34.9%	35.4%
Adjusted EBITDA margin, excluding integration-related expenses & special items [1,4]	36.7%	36.0%
Cash Flow from operating activities	1,667	1,596
Capital expenditures	805	1,148
Capital expenditures, excluding integration-related capital expenditures & special items [6]	788	1,137
Unlevered cash flow [1]	1,352	854
Unlevered cash flow, excluding integration-related capital expenditures & special items[1,5,6]	1,431	877
Free cash flow [1]	862	448
Free cash flow, excluding integration-related capital expenditures & special items [1,5,6]	941	471
Net income	115	123
Net income per common share - diluted	$0.11	$0.12
Weighted average shares outstanding (in millions) - diluted	1,069.2	1,061.7

As of January 1, 2018, the company prospectively adopted the new revenue recognition standard (ASC 606).

Overall, the adoption of this new standard negatively affected total revenues by approximately $15 million, with $10 million in Consumer and $5 million in Business. Within Business, the Enterprise business unit was negatively affected by approximately $11 million, slightly offset by a benefit to Medium and Small Business revenues of approximately $4 million. Our Wholesale and Indirect and International and Global Markets business units were affected minimally.

Revenues	As Reported	Pro Forma [2]
($ in millions)	First Quarter	First Quarter	Percent
	2018	2017	Change
By Business Unit
Medium & small business	$860	901	(5)%
Enterprise	1,315	1,292	2%
International & global accounts	937	891	5%
Wholesale & indirect	1,271	1,345	(6)%
Consumer	1,379	1,447	(5)%
Regulatory	183	174	5%
Total	$5,945	6,050	(2)%

By Service Type
IP & data services	$1,845	1,819	1%
Transport & infrastructure	2,118	2,092	1%
Voice & collaboration	1,637	1,812	(10)%
IT & managed services	162	153	6%
Regulatory	183	174	5%
Total	$5,945	6,050	(2)%

Liquidity
As of March 31, 2018, CenturyLink had cash and cash equivalents of $501 million.
Integration Synergies and Expenses
At end of first quarter 2018, CenturyLink achieved approximately $215 million of annualized run-rate adjusted EBITDA synergies. Integration-related expenses for first quarter 2018 were $71 million, of which $65 million impacted adjusted EBITDA and $79 million impacted free cash flow. In total, CenturyLink has incurred approximately $241 million in Level 3 integration-related expenses.
2018 Business Outlook
“We generated strong adjusted EBITDA during first quarter 2018 and exited the quarter with annual run-rate adjusted EBITDA synergies of approximately $215 million, a solid increase from the year-end 2017 annual run-rate of approximately $75 million,” said Sunit Patel, CenturyLink executive vice president and chief financial officer. “We remain confident in our outlook for the rest of the year and are reiterating our adjusted EBITDA and free cash flow outlook for full year 2018.”

Metrics [1,7]	2018 Outlook
Adjusted EBITDA	$8.75 to $8.95 billion
Free cash flow	$3.15 to $3.35 billion
Dividends [8]	$2.30 billion
Free cash flow after dividends	$850 million to $1.05 billion
GAAP interest expense	$2.25 billion
Cash interest	$2.10 billion
Capital expenditures	~16% of Revenue
Depreciation and amortization	$5.10 to $5.30 billion
Non-cash compensation expense	$200 million
Cash income taxes [9]	$100 million
Full year effective income tax rate	~25%
CenturyLink reduced its outlook for depreciation and amortization to $5.1 to $5.3 billion from $5.4 to $5.5 billion, due to valuation adjustments related to purchase price accounting. All other outlook measures remain unchanged.
Following the close of first quarter, CenturyLink received an anticipated tax refund of $314 million.
Investor Call
CenturyLink’s management will host a conference call at 4:00 p.m. Central Time today, May 9, 2018. The conference call will be streamed live over CenturyLink's website at ir.centurylink.com. Additional information regarding first quarter 2018 results, including the presentation management will review during the conference call, will be available on the Investor Relations website prior to the call. If you are unable to join the call via the Web, the call can be accessed live at +1 877-283-5145 (U.S. Domestic) or +1 312-281-1200 (International).

A telephone replay of the call will be available beginning at 6:00 p.m. CDT on May 9, 2018, and ending July 31, 2018, at 11:59 p.m. CDT. The replay can be accessed by dialing +1 800-633-8284 (U.S. Domestic) or +1 402-977-9140 (International), reservation code 21887604. A webcast replay of the call will also be available on our website beginning at 11:00 a.m. CDT on May 10, 2018 and ending July 31, 2018 at 11:59 p.m. CDT.
Investor Relations Contact:
Kristina Waugh
318-340-5627
Kristina.r.waugh@centurylink.com

Reconciliation to GAAP
This release includes certain non-GAAP historical and forward-looking financial measures, including but not limited to adjusted EBITDA, free cash flow, unlevered cash flow and adjustments to GAAP measures to exclude the effect of special items. In addition to providing key metrics for management to evaluate the company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends.
Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP historical financial measures that may be discussed during the call described above, along with further descriptions of non-GAAP financial measures, will be available in the Investor Relations portion of the company’s website at www.centurylink.com and in the current report on form 8-K that we intend to file later today. Non-GAAP measures are not presented to be replacements or alternatives to the GAAP measures, and investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP. CenturyLink may present or calculate its non-GAAP measures differently from other companies.

About CenturyLink
CenturyLink (NYSE: CTL) is the second largest U.S. communications provider to global enterprise customers. With customers in more than 60 countries and an intense focus on the customer experience, CenturyLink strives to be the world’s best networking company by solving customers’ increased demand for reliable and secure connections. The company also serves as its customers’ trusted partner, helping them manage increased network and IT complexity and providing managed network and cyber security solutions that help protect their business.
Forward Looking Statements
Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the effects of competition from a wide variety of competitive providers, including decreased demand for our legacy offerings and increased pricing pressures; the effects of new, emerging or competing technologies, including those that could make our products less desirable or obsolete; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, interconnection obligations, universal service, broadband deployment, data protection and net neutrality; our ability to timely realize the anticipated benefits of our recently-completed combination with Level 3, including our ability to attain anticipated cost savings, to use Level 3’s net operating losses in the amounts projected, to retain key personnel and to avoid unanticipated integration disruptions; our ability to safeguard our network, and to avoid the adverse impact on our business from possible security breaches, service outages, system failures, equipment breakages or similar events impacting our network or the availability and quality of our services; our ability to effectively adjust to changes in the communications industry and changes in the composition of our markets and product mix; possible changes in the demand for our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully maintain the quality and profitability of our existing product and service offerings, to provision them efficiently to our customers, and to introduce profitable new offerings on a timely and cost-effective basis; our ability to generate cash flows sufficient to fund our financial commitments and objectives, including our capital expenditures, operating costs, debt repayments, periodic share repurchases, dividends, pension contributions and other benefits payments; changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, whether based upon changes in our cash flows, cash requirements, financial performance, financial position, market conditions or otherwise; our ability to effectively retain and hire key personnel and to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; increases in the costs of our pension, health, post-employment or other benefits, including those caused by changes in markets, interest rates, mortality rates, demographics or regulations; adverse changes in our access to credit markets on favorable terms, whether caused by changes in our financial position, lower debt credit ratings, unstable markets or otherwise; our ability to meet the terms and conditions of our debt obligations; our ability to maintain favorable relations with our key business partners, customers, suppliers, vendors, landlords and financial institutions; our ability to effectively manage our network buildout projects and our other expansion opportunities; our ability to collect our receivables from financially troubled customers; any adverse developments in legal or regulatory proceedings involving us; changes in tax, communications, pension, healthcare or other laws or regulations, in governmental support programs, or in general government funding levels; the effects of changes in accounting policies or practices, including potential future impairment charges; the effects of adverse weather, terrorism or other natural or man-made disasters; the effects of more general factors such as changes in interest rates, in exchange rates, in operating costs, in general market, labor, economic or geo-political conditions, or in public policy; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange

Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans without notice at any time and for any reason.

(1)	See the attached schedules for definitions of non-GAAP metrics and reconciliation to GAAP figures.
(2)
Reference to "pro forma" figures assume the Level 3 acquisition and the colocation and data center sale took place on January 1, 2017. For a description of adjustments made in connection with preparing these pro forma figures, see the attached schedule in the Non-GAAP metrics section of this release.

(3)	Regulatory revenues include CAF Phase 1, CAF Phase 2 and federal and state USF support revenue.
(4)
In first quarter 2018, special items include an impairment of $42 million and integration-related expenses of $65 million. In pro forma first quarter 2017, integration and acquisition-related expenses were $30 million.

(5)	In first quarter 2018, cash paid for integration-related expenses were $79 million. In pro forma first quarter 2017, cash paid for acquisition-related expenses were $23 million.
(6)	In first quarter 2018, integration-related capital expenditures were $17 million. In pro forma first quarter 2017 special items were $11 million.
(7)
All outlook measures in this release and the accompanying schedules (i) exclude integration-related expenses (ii) exclude the effects of special items, future changes in our operating or capital allocation plans, unforeseen changes in regulation, laws or litigation, and other unforeseen events or circumstances impacting our financial performance and (iii) speak only as of May 9, 2018. See “Forward Looking Statements” above. Italicized metrics have been revised since the original outlook provided on February 14, 2018.

(8)
Dividends is defined as dividends paid as disclosed in the Consolidated Statements of Cash Flows. Assumes continued payment of dividends at the current rates based on the number of shares outstanding on March 31, 2018. Payments of all dividends are at the discretion of the board of directors.

(9)	Cash income taxes are exclusive of all material prior period refunds.

CenturyLink, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(UNAUDITED)
($ in millions, except per share amounts; shares in thousands)

	Three months ended March 31,		Increase / (decrease)
	2018	2017

OPERATING REVENUES	$5,945	4,209	41%

OPERATING EXPENSES
Cost of services and products	2,803	1,888	48%
Selling, general and administrative	1,109	810	37%
Depreciation and amortization	1,283	880	46%
Total operating expenses	5,195	3,578	45%

OPERATING INCOME	750	631	19%

OTHER (EXPENSE) INCOME
Interest expense	(535)	(318)	68%
Other income (expense), net	21	(6)	(450)%
Income tax expense	(121)	(144)	(16)%
NET INCOME	$115	163	(29)%
BASIC EARNINGS PER SHARE	$0.11	0.30	(63)%
DILUTED EARNINGS PER SHARE	$0.11	0.30	(63)%

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	1,065,796	540,458	97%
Diluted	1,069,183	541,522	97%

DIVIDENDS PER COMMON SHARE(1)	$0.54	0.54	—%

Add back: integration-related expenses and special items(2)	147	25	—%

NET INCOME EXCLUDING INTEGRATION-RELATED EXPENSES AND SPECIAL ITEMS	$262	188

DILUTED EARNINGS PER SHARE EXCLUDING INTEGRATION-RELATED EXPENSES AND SPECIAL ITEMS	$0.25	0.35

(1) Dividends per common share based on actuals previously reported
(2) Net of income tax effect. Refer to Non-GAAP Special Items for detail of special items included.

CenturyLink, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2018 AND DECEMBER 31, 2017
(UNAUDITED)
($ in millions)
	As of March 31, 2018	As of December 31, 2017
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$501	551
Restricted cash	5	5
Other current assets	3,677	3,638
Total current assets	4,183	4,194

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	51,942	51,204
Accumulated depreciation	(25,116)	(24,352)
Net property, plant and equipment	26,826	26,852

GOODWILL AND OTHER ASSETS
Goodwill	30,778	30,475
Restricted cash	31	31
Other, net	12,975	14,059
Total goodwill and other assets	43,784	44,565

TOTAL ASSETS	$74,793	75,611

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$437	443
Other current liabilities	4,330	4,414
Total current liabilities	4,767	4,857

LONG-TERM DEBT	36,940	37,283
DEFERRED CREDITS AND OTHER LIABILITIES	9,643	9,980
STOCKHOLDERS' EQUITY	23,443	23,491

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$74,793	75,611

	CenturyLink, Inc.
	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	THREE MONTHS ENDED MARCH 31, 2018 AND 2017
	(UNAUDITED)
	($ in millions)

		Three months ended
		March 31, 2018	March 31, 2017 *
	OPERATING ACTIVITIES
	Net income	$115	163
	Adjustments to reconcile net income to net cash provided by operating activities:
	Depreciation and amortization	1,283	880
	Deferred income taxes	123	(37)
	Impairment of assets held for sale	27	—
	Provision for uncollectible accounts	47	47
	Net loss on early retirement of debt	1	—
	Share-based compensation	41	21
	Changes in current assets and liabilities, net	(139)	(25)
	Retirement benefits	(49)	(25)
	Changes in other noncurrent assets and liabilities, net	145	12
	Other, net	73	21
	Net cash provided by operating activities	1,667	1,057
	INVESTING ACTIVITIES
	Payments for property, plant and equipment and capitalized software	(805)	(780)
	Deposits received on assets held for sale	34	—
	Proceeds from sale of property and intangible assets	3	45
	Other, net	—	3
	Net cash used in investing activities	(768)	(732)
	FINANCING ACTIVITIES
	Net proceeds from issuance of long-term debt	130	—
	Payments of long-term debt	(68)	(31)
	Net payments on 2012 credit facility and revolving line of credit	(405)	5
	Dividends paid	(580)	(296)
	Proceeds from issuance of common stock	—	3
	Shares withheld to satisfy tax withholdings	(25)	(14)
	Net cash provided by (used in) financing activities	(948)	(333)
	Effect of exchange rate changes on cash and cash equivalents	(1)	—
	Net decrease in cash, cash equivalents and restricted cash	(50)	(8)
*	Cash, cash equivalents and restricted cash at beginning of period	587	224
*	Cash, cash equivalents and restricted cash at end of period	$537	216

*
In the second quarter of 2017, CenturyLink adopted Accounting Standards Update ("ASU") 2016-18, "Restricted Cash (a consensus of the FASB Emerging Issues Task Force)" ("ASU 2016-18"), which requires that a statement of cash flows explain the change in the total of cash, cash equivalents and amounts generally described as restricted cash and restricted cash equivalents as compared to the prior presentation, which explained only the change in cash and cash equivalents. ASU 2016-18 is effective January 1, 2018, but early adoption is permitted and requires retrospective application of the requirements to all previous periods presented. This change was applied on a retrospective basis to all previous periods to match the current period presentation with immaterial impact.

CenturyLink, Inc.
OPERATING METRICS
(UNAUDITED)
(In thousands)

	As of	As of	As of
	March 31, 2018	December 31, 2017	March 31, 2017

Operating Metrics
Consumer broadband subscribers	4,986	5,044	5,291

CenturyLink's methodology for counting broadband subscribers may not be comparable to those of other companies.

Description of Non-GAAP Metrics

Pursuant to Regulation G, the company is hereby providing definitions of non-GAAP financial metrics and reconciliations to the most directly comparable GAAP measures.

The following describes and reconciles those financial measures as reported under accounting principles generally accepted in the United States (GAAP) with those financial measures as adjusted by the items detailed below and presented in the accompanying news release. These calculations are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP. In keeping with its historical financial reporting practices, the company believes that the supplemental presentation of these calculations provides meaningful non-GAAP financial measures to help investors understand and compare business trends among different reporting periods on a consistent basis.

We use the term Special items as a non-GAAP measure to describe items that impacted a period’s net income and the statement of operations for which investors may want to give special consideration due to their magnitude, nature or both. We do not use the term non-recurring because while some of these items are special because they are unusual and infrequent, others may recur in future periods.
Adjusted EBITDA ($) is defined as net income (loss) from the Statements of Income before income tax (expense) benefit, total other income (expense), non-cash impairment charges, depreciation and amortization and non-cash stock compensation expense.

Adjusted EBITDA Margin (%) is defined as Adjusted EBITDA divided by total revenue.

Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are relevant and useful metrics to provide to investors, as they are an important part of CenturyLink’s internal reporting and are key measures used by Management to evaluate profitability and operating performance of CenturyLink and to make resource allocation decisions. Management believes such measures are especially important in a capital-intensive industry such as telecommunications. Management also uses Adjusted EBITDA and Adjusted EBITDA Margin (and similarly uses these terms excluding acquisition-related expenses) to compare CenturyLink’s performance to that of its competitors and to eliminate certain non-cash and non-operating items in order to consistently measure from period to period its ability to fund capital expenditures, fund growth, service debt and determine bonuses. Adjusted EBITDA excludes non-cash impairment charges and non-cash stock compensation expense because of the non-cash nature of these items. Adjusted EBITDA also excludes interest income, interest expense and income taxes because these items are associated with CenturyLink’s capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses primarily reflect the impact of historical capital investments, as opposed to the cash impacts of capital expenditures made in recent periods, which may be evaluated through cash flow measures. Adjusted EBITDA excludes the gain (or loss) on extinguishment and modification of debt and other, net because these items are not related to the primary operations of CenturyLink.

There are limitations to using Adjusted EBITDA as a financial measure, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from CenturyLink’s calculations. Additionally, this financial measure does not include certain significant items such as interest income, interest expense, income taxes, depreciation and amortization, non-cash impairment charges, non-cash stock compensation expense, the gain (or loss) on extinguishment and modification of debt and net other income (expense). Adjusted EBITDA and Adjusted EBITDA Margin (either with or without acquisition-related expense adjustments) should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Unlevered Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures, plus cash interest paid and less interest income all as disclosed in the Statements of Cash Flows or the Statements of Income. Management believes that Unlevered Cash Flow is a relevant metric to provide to investors, as it is an indicator of the operational strength and performance of CenturyLink and, measured over time, provides management and investors with a sense of the underlying business’ growth pattern and ability to generate cash.

Unlevered Cash Flow excludes cash used for acquisitions and debt service and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Unlevered Cash Flow to measure CenturyLink’s cash performance as it excludes certain material items such as payments on and repurchases of long-term debt, interest income, cash interest expense and cash used to fund acquisitions. Comparisons of CenturyLink’s Unlevered Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to accounts receivable and accounts payable and capital expenditures. Unlevered Cash Flow should not be used as a substitute for net change in cash and cash equivalents in the Consolidated Statements of Cash Flows.

Free Cash Flow is defined as net cash provided by (used in) operating activities less capital expenditures as disclosed in the Statements of Cash Flows. Management believes that Free Cash Flow is a relevant metric to provide to investors, as it is an indicator of the CenturyLink’s ability to generate cash to service its debt. Free Cash Flow excludes cash used for acquisitions, principal repayments and the impact of exchange rate changes on cash and cash equivalents balances.

There are material limitations to using Free Cash Flow to measure CenturyLink’s performance as it excludes certain material items such as principal payments on and repurchases of long-term debt and cash used to fund acquisitions. Comparisons of CenturyLink’s Free Cash Flow to that of some of its competitors may be of limited usefulness since CenturyLink does not currently pay a significant amount of income taxes due to net operating loss carryforwards, and therefore, generates higher cash flow than a comparable business that does pay income taxes. Additionally, this financial measure is subject to variability quarter over quarter as a result of the timing of payments related to interest expense, accounts receivable and accounts payable and capital expenditures. Free Cash Flow should not be used as a substitute for net change in cash and cash equivalents on the Consolidated Statements of Cash Flows.

CenturyLink, Inc.
Non-GAAP Integration-Related Expenses and Special Items
(UNAUDITED)
($ in millions)

	Actual	Pro Forma
Integration-Related Expenses and Special Items Impacting Adjusted EBITDA	1Q18	1Q17
(Gain) loss on sale of data centers and colocation business	$—	11
OTT/Stream impairment of content commitment and hardware, software, and internal labor (1)	42	—
Total special items impacting adjusted EBITDA	42	11
Plus: integration-related expenses impacting adjusted EBITDA	65	30
Total integration-related expenses and special items impacting adjusted EBITDA	$107	41

Integration-Related Expenses and Special Items Impacting Net Income	1Q18	1Q17
(Gain) loss on sale of data centers and colocation business	$—	11
OTT/Stream impairment of content commitment and hardware, software, and internal labor (1)	42	—
Total special items impacting net income	42	11
Plus: integration-related expenses impacting net income	71	30
Total integration-related expenses and special items impacting net income	113	41
Income tax effect of integration-related expenses and special items (2)	(30)	(16)
Impact of tax reform	64	—
Total integration-related expenses and special items impacting net income, net of tax	$147	25

(1) Includes $15 million of content commitment impairment and $27 million of hardware, software, and internal labor impairment.
(2) Tax effect calculated using the effective tax rate in place for each period, which was 38% for 2017 and 26.4% for Q1 2018.

CenturyLink, Inc.
Consolidated Statements of Income
(UNAUDITED)
($ in millions)

	Three Months Ending March 31, 2017
	Actual Consolidated CenturyLink	Predecessor Level 3	Adjustments		Pro Forma Combined Company
OPERATING REVENUES
Operating revenues	$4,209	2,048	(63)	(a)	6,194
Less: colocation sold to Cyxtera and not retained	—	—	(144)		(144)
Total operating revenues	4,209	2,048	(207)		6,050

OPERATING EXPENSES
Cost of services and products	1,888	1,050	(58)	(a)	2,880
Selling, general and administrative	810	364	—		1,174
Depreciation and amortization	880	297	67	(b)	1,244
Less estimated net costs of colocation sold to Cyxtera and not retained	—	—	(75)		(75)
Total operating expenses	3,578	1,711	(66)		5,223

OPERATING INCOME	631	337	(141)		827

OTHER (EXPENSE) INCOME
Interest expense	(318)	(132)	(77)	(c)	(527)
Other income (expense), net	(6)	(40)	—		(46)
Income tax benefit (expense)	(144)	(70)	83	(d)	(131)
NET INCOME	$163	95	(135)		123

Pro Forma Reconciliation for Non-GAAP Adjusted EBITDA
Acquisition/integration related expenses	$10	20	—		30
Share-based compensation expense	$21	48	—		69

(a)	Adjustment reflects the elimination of operating revenues and expenses for existing commercial transactions between CenturyLink and Level 3 and elimination of Level 3 deferred revenues.
(b)
Depreciation expense decreased on Level 3's property, plant and equipment resulting from decreased PP&E fair value. Increase in amortization expense resulting from increase intangible asset fair value.

(c)
Adjustments reflect the net increase in interest expense resulting from (i) interest on the new debt to finance the combination and the amortization of the related debt issuance costs; (ii) the elimination of Level 3's historical amortization of debt discount and amortization of debt issuance costs; and (iii) a reduction in interest expense from the accretion of the purchase accounting associated with reflecting Level 3's long-term debt based on its estimated fair value. The Q4 2017 adjustment also includes the reclassification of Level 3 interest income from Interest expense to Other income/(expense), net.

(d)	Income tax effect of Pro Forma adjustments was based on the effective tax rate of 38%.

CenturyLink, Inc.
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
($ in millions)

	Three Months Ending March 31, 2017
	Actual Consolidated CenturyLink	Predecessor Level 3	Pro Forma Combined Company(1)
OPERATING ACTIVITIES
Net cash provided by operating activities	$1,057	539	1,596
INVESTING ACTIVITIES
Payments for property, plant and equipment and capitalized software	(780)	(368)	(1,148)
Proceeds from sale of property	45	—	45
Other, net	3	—	3
Net cash used in investing activities	(732)	(368)	(1,100)
FINANCING ACTIVITIES
Net proceeds from the issuance of long-term debt	—	4,569	4,569
Payments of long-term debt and capital leases	(31)	(4,613)	(4,644)
Net proceeds on credit facility and revolving line of credit	5	—	5
Dividends paid	(296)	—	(296)
Proceeds from the issuance of stock	3	—	3
Shares withheld to satisfy tax withholdings	(14)	—	(14)
Net cash used in financing activities	(333)	(44)	(377)
Effect of exchange rates on cash, cash equivalents and restricted cash	—	1	1
Net (decrease) increase in cash, cash equivalents and restricted cash	(8)	128	120
Cash, cash equivalents and restricted cash at beginning of period	224	1,857	2,081
Cash, cash equivalents and restricted cash at end of period	$216	1,985	2,201

Pro Forma Reconciliation for Non-GAAP Cash Flow:
Cash interest paid	$255	153	408
Interest income	$—	(2)	(2)
Cash integration-related expenses	$21	2	23

(1)
(1) The Pro Forma statement of cash flows was derived by summing the cash flows of legacy CenturyLink and legacy Level 3. There were no Pro Forma adjustments made related to the sale of the legacy CenturyLink data centers and colocation business.

CenturyLink, Inc.
Non-GAAP Cash Flow Reconciliation
(UNAUDITED)
($ in millions)

	Actual	Pro Forma
	1Q18	1Q17
Net cash provided by operating activities	$1,667	1,596
Capital expenditures	(805)	(1,148)
Free cash flow	862	448
Cash interest paid	491	408
Interest income	(1)	(2)
Unlevered cash flow	$1,352	854

Free cash flow	$862	448
Add back: cash integration-related expenses	79	23
Free cash flow excluding cash integration-related expenses and special items	$941	471

Unlevered cash flow	$1,352	854
Add back: cash integration-related expenses	79	23
Unlevered cash flow excluding cash integration-related expenses and special items	$1,431	877

Capital expenditures	$(805)	(1,148)
Less: integration-related capital expenditures	$17	—
Less: special items	—	11
Capital expenditures, excluding integration-related capital expenditures and special items	$(788)	(1,137)

CenturyLink, Inc.
Adjusted EBITDA Non-GAAP Reconciliation
(UNAUDITED)
($ in millions)

	Actual	Pro Forma
	1Q18	1Q17

Net income	$115	$123
Income tax expense	(121)	(131)
Total other expense	(514)	(573)
Depreciation and amortization expense	1,283	1,244
Share-based compensation expenses	41	69
Adjusted EBITDA	$2,074	$2,140

Add back: integration-related expenses (1)	$65	30
Add back: special items (2)	42	11
Adjusted EBITDA excluding integration-related expenses and special items	$2,181	$2,181

Total revenues	$5,945	$6,050

Adjusted EBITDA margin	34.9%	35.4%
Adjusted EBITDA excluding integration-related expenses and special items margin	36.7%	36.0%

(1) Q1 2018 integration-related expenses include $65 million of expenses that impact adjusted EBITDA and $6 million of additional expenses that impact net income.
(2) Refer to Non-GAAP Special Items table for details of the integration-related expenses and special items included above.

Outlook

To enhance the information in our outlook with respect to non-GAAP metrics, we are providing a range for certain GAAP measures that are components of the reconciliation of the non-GAAP metrics. The provision of these ranges is in no way meant to indicate that CenturyLink is explicitly or implicitly providing an outlook on those GAAP components of the reconciliation. In order to reconcile the non-GAAP financial metric to GAAP, CenturyLink has to use ranges for the GAAP components that arithmetically add up to the non-GAAP financial metric. While CenturyLink feels reasonably comfortable about the outlook for its non-GAAP financial metrics, it fully expects that the ranges used for the GAAP components will vary from actual results. We will consider our outlook of non-GAAP financial metrics to be accurate if the specific non-GAAP metric is met or exceeded, even if the GAAP components of the reconciliation are different from those provided in an earlier reconciliation.

CenturyLink, Inc.
2018 OUTLOOK
(UNAUDITED)
($ in millions)

Adjusted EBITDA Outlook
Twelve Months Ended December 31, 2018
	Range
	Low	High
Net income	$470	950
Income tax expense	170	310
Total other expense	2,300	2,200
Depreciation and amortization expense	5,300	5,100
Non-cash compensation expense	210	190
Integration-related expenses	300	200
Adjusted EBITDA	$8,750	8,950

Free Cash Flow Outlook
Twelve Months Ended December 31, 2018
	Range
	Low	High
Net cash provided by operating activities excluding integration costs	$7,050	7,150
Capital expenditures, excluding: integration projects	(3,900)	(3,800)
Free cash flow	$3,150	3,350